Exhibit (h)(viii)

FIRST AMENDMENT TO THE
PROSPECT SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of  August 12, 2008, to the Prospect Servicing Agreement, dated as of August 15, 2005 (the "Agreement"), is entered into by and among Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor"), Baird Funds, Inc., a Wisconsin corporation (the “Company”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the Company intends to create an additional fund; and

WHEREAS, the parties desire to extend said Agreement to apply to the added fund; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BAIRD FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Mary Ellen Stanek	By: /s/ Michael R. McVoy
Name: Mary Ellen Stanek	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Charles M. Weber
Name: Charles M. Weber
Title: Senior Vice President

Exhibit A
to the
Prospect Servicing Agreement

Fund Names

Separate Series of Funds

Advisor
Name of Series	Date Added
Baird Intermediate Bond Fund	September 29, 2000
Baird Core Plus Bond Fund	September 29, 2000
Baird Aggregate Bond Fund	September 29, 2000
Baird Short-Term Bond Fund	September 29, 2000
Baird Intermediate Municipal Bond Fund	September 29, 2000

Company
Name of Series	Date Added
Baird LargeCap Fund	September 29, 2000
Baird MidCap Fund	December 29, 2000
Baird SmallCap Fund	June 30, 2004
Riverfront Long-Term Growth Fund	On or after November 1, 2008